Exhibit 99

Exact Sciences Offers Update on Cologuard’s® Early Launch Trajectory

Fourth-quarter revenue of approximately $1.5 Million with more than 4,000 tests completed in 2014

MADISON, Wis., Jan. 12, 2015 — Exact Sciences Corp. (Nasdaq: EXAS) today announced that during 2014 it completed and reported a diagnostic result for 4,024 Cologuard tests and more than 4,000 physicians wrote at least one prescription for the test, and that as of December 31, the patient compliance rate was 74.6 percent. The company estimates revenue during the fourth quarter of 2014 from Cologuard was approximately $1.5 million. Exact Sciences has not completed preparation of its financial statements for 2014 and this revenue estimate is based on preliminary data.

“We are pleased with the early launch trajectory of Cologuard,” said Kevin T. Conroy, chairman and chief executive of Exact Sciences. “In the short time since FDA approval, and particularly following the Medicare coverage determination, our sales force and marketing team generated a tremendous amount of interest in Cologuard from both doctors and patients.”

The U.S. Food and Drug Administration (FDA) approved Cologuard, a noninvasive colon cancer screening test, on August 11, 2014, and a final national coverage determination for Cologuard was announced by the Centers for Medicare and Medicaid Services (CMS) on October 9, 2014. In December 2014, Exact Sciences affixed the CE mark to the Cologuard collection kit, and expects the test to be available to European patients in January 2015.

Exact Sciences will report 2014 financial results and provide a commercial update during its earnings call in February 2015. Actual revenue may differ materially from the estimate above due to items that may be identified during the preparation of financial statements for 2014 that require adjustments to be made to reported revenue.  The patient compliance rate is derived from the number of valid test results reported divided by the number of collection kits shipped to patients 60 or more days prior to December 31, 2014.

About Exact Sciences Corp.

Exact Sciences Corp. (Nasdaq: EXAS) is a molecular diagnostics company focused on the early detection and prevention of colorectal cancer. The company has exclusive intellectual property protecting its noninvasive, molecular screening technology for the detection of colorectal cancer. Cologuard is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer. For more information, please visit the company’s website at www.ExactSciences.com, follow us on Twitter @ExactSciences or find us on Facebook.

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms.  Forward-looking statements in this news release may address the following subjects among others: statements regarding the launch of Cologuard and commercialization activities and statements regarding the testing of patients in Europe.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Media Contacts:

Cara Tucker

Exact Sciences

ctucker@exactsciences.com

614-302-5622

MSLGROUP

exactsciences@mslgroup.com

781-684-0770